As filed with the Securities and Exchange Commission on May 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KLX Energy Services Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4904146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(832) 844-1015

(Addresses, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Max L. Bouthillette

Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(832) 844-1015

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sarah K. Morgan

Katherine Terrell Frank

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429(a) under the Securities Act of 1933, as amended, the prospectus contained in this registration statement on Form S-3 relating to shares of common stock of the Company that may be sold in one or more secondary offerings by the selling stockholders named therein is a combined prospectus including shares of common stock remaining unsold under the registration statement on Form S-3 of the registrant declared effective on June 16, 2025 (File No. 333-287774).

EXPLANATORY NOTE

This registration statement on Form S-3 (this “Registration Statement”) consists of two prospectuses, covering the registration of:

•	shares of common stock, shares of preferred stock, debt securities, warrants, units and rights of KLX Energy Services Holdings, Inc. (the “Company”); and

•	shares of common stock of the Company that may be sold in one or more secondary offerings by the selling stockholders named therein (the “Secondary Prospectus”).

Pursuant to Rule 429 under the Securities Act of 1933, the Secondary Prospectus is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-3 (No. 333-287774) initially filed by the Company on June 4, 2025, and declared effective on June 16, 2025 (the “Initial Registration Statement”). This Registration Statement shall constitute a post-effective amendment to the Initial Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2026

PROSPECTUS

KLX Energy Services Holdings, Inc.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

From time to time we may offer and sell shares of our common stock, par value $0.01 per share (“common stock”), preferred stock, debt securities, warrants, units and rights. The aggregate initial offering price of all shares of common stock sold by us under this prospectus will not exceed $250,000,000.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the Nasdaq under the symbol “KLXE.” On May 13, 2026, the closing price of our common stock was $4.27.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement). This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “KLXE” refer to KLX Energy Services Holdings, Inc.; and the term “securities” refers to the shares of our common stock registered hereunder.

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, www.klx.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

iii

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC (Commission File No. 001-38609) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

•

our Annual Report on Form 10-K for the year ended December  31, 2025, including those portions of our definitive proxy statement on Schedule 14A, filed on March 26, 2026, incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2026;

•	our Current Report on Form 8-K filed on May 11, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 10 filed on July 25, 2018, including the amendments thereto filed on August  15, 2018 and August  24, 2018, as amended by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended January 31, 2021, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

KLX Energy Services Holdings, Inc.

Attention: Investor Relations

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(832) 844-1015

iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which the Company refers you to in this prospectus, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the Private Securities Litigation Reform Act of 1995 and other federal securities laws, which are referred to as the safe harbor provisions, with respect to the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this prospectus that are not historical facts are forward-looking statements, including statements about the beliefs and expectations of the management of the Company. Words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “forecast,” “potential,” “project”, “continue,” “may,” “might,” “should,” “could,” “would,” “will” or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions.

Any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, and discussed elsewhere in this prospectus and each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company or any person action on behalf of the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

v

ABOUT KLX ENERGY SERVICES HOLDINGS, INC.

KLXE is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells in over 60 service and support facilities located throughout the United States. The Company offers a complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. KLXE’s primary services include coiled tubing, directional drilling, hydraulic fracturing rentals, fishing, pressure control, wireline, rig-assisted snubbing, fluid pumping, flowback, testing and well control services. KLXE’s primary rentals and products include hydraulic fracturing stacks, blow out preventers, tubulars, downhole tools, dissolvable plugs, composite plugs and accommodation units.

We were incorporated in Delaware on June 28, 2018. On September 14, 2018, we completed our spin-off from KLX Inc. and became an independent, publicly-traded company. Our principal executive offices are located at 3040 Post Oak Boulevard, 15th Floor, Houston, Texas 77056, and our telephone number is (832) 844-1015. Our website address is www.klx.com. The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation (the “Certificate”), and our fourth amended and restated bylaws (the “Bylaws”).

Authorized Capital Stock

Under the Certificate, our authorized capital stock consists of 110 million shares of common stock, par value $0.01 per share, and 11 million shares of preferred stock, par value $0.01 per share (“preferred stock”).

Common Stock

As of April 30, 2026, there were 19,911,759 shares of common stock outstanding.

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of the Company’s funds legally available when, as and if declared by the board of directors of the Company (the “Board”).

Voting Rights. Each holder of common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. The Certificate does not provide for cumulative voting in the election of directors.

Liquidation. If the Company liquidates, dissolves or winds up its affairs, holders of common stock are entitled to share proportionately in the assets of the Company available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of preferred stock.

Other Rights. All of the outstanding shares of common stock are fully paid and nonassessable. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the Certificate and subject to the limitations prescribed by law, the Board may issue preferred stock in one or more series and may establish from time to time the number of shares to be included in such series and may fix the designation, the voting powers, if any, and preferences and relative participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. See “ -Anti-Takeover Effects of Provisions of the Certificate and Bylaws.”

When and if the Company issues any shares of preferred stock, the Board will establish the number of shares and designation of such series and the voting powers, if any, and preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, for the particular series of preferred stock.

Anti-Takeover Effects of Provisions of the Certificate and Bylaws

The Certificate and Bylaws contain, and Delaware statutory law contains, provisions that could make acquisition of the Company by means of a tender offer, a proxy contest or otherwise more difficult. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description set forth below is only a summary and is qualified in its entirety by reference to the Certificate and the Bylaws.

Classified Board of Directors. The Certificate provides for the Board to be classified, which consists of three classes of directors. Directors of each class are elected for three-year terms, and each year the Company’s stockholders elect one class of the Company’s directors, with a term expiring at the third annual meeting of stockholders following the annual meeting at which such directors were elected. Under this classified Board structure, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Number of Directors; Filling Vacancies; Removal. The Certificate and Bylaws provide that the Company’s business and affairs will be managed by or under the direction of the Board. The Certificate and Bylaws provide that the Board will consist of not less than three nor more than nine members, with the exact number of directors within these limits to be fixed exclusively by the Board. In addition, the Certificate provides that any Board vacancy, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by the sole remaining director. Delaware statutory law provides that, if a Delaware corporation has a classified board, unless the certificate of incorporation provides otherwise, its directors may only be removed for cause. The Certificate provides that any director, or the entire Board, may be removed from office at any time, only for cause in accordance with Delaware law, by the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the outstanding shares of the Company’s capital stock entitled to vote in any annual election of directors, voting as a single class. These provisions may prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings. The Certificate and Bylaws provide that special meetings of the stockholders may only be called by the Board or certain officers of the Company. These provisions will make it more difficult for stockholders to take an action opposed by the Board.

No Stockholder Action by Written Consent Unless Approved by the Board. The Certificate and Bylaws require that all actions to be taken by stockholders must be taken at a duly called annual or special meeting, and stockholders will not be permitted to act by written consent unless both the action and the taking of the action by written consent are approved in advance by the Board. These provisions may make it more difficult for stockholders to take an action opposed by the Board.

Amendments to the Certificate. The Certificate provides that the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the then-outstanding shares of common stock entitled to vote, voting as a single class, is required to amend or repeal, or adopt any provision inconsistent with certain provisions in the Certificate, including those provisions providing for a classified board, provisions regarding the filling of vacancies on the Board, provisions providing for the removal of directors, provisions regarding the calling of special meetings, provisions regarding stockholder action by written consent and provisions regarding amendment of the Certificate. These provisions may make it more difficult for stockholders to make changes to the Certificate.

Amendments to the Bylaws. The Certificate provides that the Board has the power to adopt, amend or repeal the Bylaws. Any such adoption, amendment or repeal of the Bylaws by the Board shall require approval of a majority of the entire Board. The Certificate provides that, notwithstanding any other provision of the Certificate, the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the then-outstanding shares of common stock entitled to vote, voting as a single class, is required for the Company’s stockholders to amend or repeal, or adopt any provisions in the Bylaws. These provisions may make it more difficult for stockholders to make changes to the Bylaws that are opposed by the Board.

Requirements for Advance Notification of Stockholder Nomination and Proposals. Under the Bylaws, stockholders of record may nominate persons for election to the Board or bring other business constituting a proper matter for stockholder action at annual meetings only by providing proper notice to the Company secretary. Proper notice must be generally received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (or, in some cases, prior to the tenth day following the announcement of the meeting) and must include, among other information, the name and address of the stockholder giving the notice, certain information relating to each person whom such stockholder proposes to nominate for election as a director and a brief description of any business such stockholder proposes to bring before the meeting. Nothing in the Bylaws may be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Contests for the election of directors or the consideration of stockholder proposals will be precluded if the proper procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposals.

Exclusive Forum Selection. The Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of our company, any action asserting a claim of breach of a fiduciary duty owed by any our directors, officers, employees or agents to our company or our stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the Certificate or our Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for intra-corporate disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL generally provides that, subject to certain specified exceptions, a corporation will not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless (1) before that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (3) on or after such time, both the board of directors of the corporation and at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder approves the business combination. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

Section 203 of the DGCL generally defines a “business combination” to include (1) mergers and sales or other dispositions of 10% or more of the corporation’s assets with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions that would increase the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. A corporation may elect not to be governed by the restrictions on business combination under Section 203 by adopting provisions of its certificate of incorporation or bylaws in accordance with Section 203.

Neither the Certificate nor the Bylaws exclude the Company from the restrictions imposed under Section 203 of the DGCL. Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Board as the restrictions on business combinations will apply unless the Board approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company.

Listing

Our common stock is listed on Nasdaq under the ticker symbol “KLXE.”

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus (the “debt securities”) will be general unsecured obligations of KLXE. KLXE may issue debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to such securities, which we refer to in this prospectus as the indenture.

We have summarized the debt securities and select provisions that may be included in a future indenture below. This summary is not complete. We have filed the form of indenture with the SEC as an exhibit to the registration statement and you should read such indenture for provisions that may be important to you.

General

The indenture does not limit the amount of debt securities that may be issued under the indenture, and does not limit the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

The debt securities will either constitute the issuer’s senior unsecured indebtedness and will rank equally in right of payment with all of the issuer’s other unsecured and unsubordinated debt and senior in right of payment to all of the issuer’s subordinated indebtedness, or constitute the issuer’s subordinated unsecured indebtedness and will rank junior to all of the issuer’s senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, the issuer’s secured indebtedness with respect to the assets securing that indebtedness.

The indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indenture also will not contain provisions that give holders of the debt securities the right to require us to repurchase our securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the guarantor of the debt securities, if any;

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which the issuer will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

•	the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Events of Default

Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on any debt security of that series for 30 days when due;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment for 30 days when due;

•

failure to comply with any agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) within 90 days after receipt of written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the issuer; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to such series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require the issuer to furnish to the trustee annually a statement as to the issuer’s performance of certain of the issuer’s obligations under the indentures and as to any default in performance.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of the issuer’s obligations under the indenture. If the issuer deposits with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at the issuer’s option, either of the following will occur:

•	the issuer will be discharged from the issuer’s obligations with respect to the debt securities of that series (“legal defeasance”); or

•

the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer’s obligation to pay principal, premium and interest on the debt securities will also survive.

Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to the issuer of excess money or government securities, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•

the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and the issuer has paid all other sums payable by the issuer with respect to the debt securities of that series.

Book-Entry Debt Securities

The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Governing Law

New York law will govern the indenture and the debt securities.

The Trustee

The issuer will name the trustee under the indenture in the prospectus supplement. The trustee will be qualified to act under the Trust Indenture Act of 1939, as amended.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate, if any, relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if any, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	and any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or shares of preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock or shares of preferred stock, the holder will not have any rights as a holder of our shares of common stock or shares of preferred stock, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date. If applicable, we will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K filed with the SEC, any unit agreement describing the terms and conditions of such units that we are offering before the issuance of such units.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:

•	the designation and aggregate number of units offered;

•	the price at which the units will be offered, including provisions for changes to or adjustments in price at which units will be offered;

•	the currency or currency unit in which the units are denominated;

•	the amount of units outstanding;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•

the number of securities that may be purchased upon exercise of each unit and the price at which and currency or currency unit in which that amount of securities may be purchased upon exercise of each unit;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other material terms, conditions and rights (or limitations on such rights) of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights. The particular terms of the rights and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date on which stockholders entitled to the rights distribution will be determined;

•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the ability to exercise the rights will commence, and the date on which such ability will expire;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination, and cancellation rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange, and exercise of the rights.

Each right will entitle the holder of rights to purchase, for cash, the number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, initial purchasers, brokers, or dealers;

•	through agents to investors or the public;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents, stockholders or other purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers, or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers, or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any options (whether or not for over-allotments) under which the underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts, concessions, commissions, or agency fees and other items constituting compensation to underwriters, dealers, or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell or distribute the securities directly in transactions not involving underwriters, dealers, or agents.

We may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The financial statements of KLX Energy Services Holdings, Inc. incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 14, 2026

PROSPECTUS

KLX Energy Services Holdings, Inc.

2,175,887 shares of Common Stock

The securities to be offered and sold using this prospectus include up to 2,175,887 shares of our common stock, par value $0.01 per share (“common stock”), issuable to the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time (the “selling stockholders”) upon exercise of certain warrants to purchase shares of our common stock (“Warrants”). These shares of common stock may be offered and sold by the selling stockholders from time to time in accordance with the provisions set forth under “Plan of Distribution.”

This prospectus describes some of the general terms and conditions that may apply to the securities. We will provide the specific terms and conditions of the securities in one or more supplements to this prospectus. You should read this entire prospectus and the applicable prospectus supplement carefully before you make your investment decision. See “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement for more information.

The selling stockholders may offer and sell the securities offered by this prospectus from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of any such offerings. The selling stockholders may sell the securities at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents and offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the securities offered by this prospectus.

We are registering the securities for sale by the selling stockholders pursuant to the warrant agreements, dated as of March 12, 2025, March 6, 2026, and March 11, 2026 (the “Warrant Agreements”), with holders of the Warrants.

Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “KLXE.” On May 13, 2026, the closing price of our common stock was $4.27.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

The selling stockholders may sell the securities directly to or through underwriters or dealers, and also to other purchasers or through agents on a continuous or delayed basis. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by the selling stockholders. Each time any selling stockholders offer the securities, the selling stockholders will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on this information.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholders nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “KLXE” refer to KLX Energy Services Holdings, Inc.; and the term “securities” refers to the shares of our common stock registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, www.klx.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC (Commission File No. 001-38609) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

•

our Annual Report on Form 10-K for the year ended December  31, 2025, including those portions of our definitive proxy statement on Schedule 14A, filed on March 26, 2026, incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2026;

•	our Current Report on Form 8-K filed on May 11, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 10 filed on July 25, 2018, including the amendments thereto filed on August  15, 2018 and August  24, 2018, as amended by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended January 31, 2021, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

KLX Energy Services Holdings, Inc.

Attention: Investor Relations

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(832) 844-1015

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which the Company refers you to in this prospectus, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the Private Securities Litigation Reform Act of 1995 and other federal securities laws, which are referred to as the safe harbor provisions, with respect to the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this prospectus that are not historical facts are forward-looking statements, including statements about the beliefs and expectations of the management of the Company. Words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “forecast,” “potential,” “project”, “continue,” “may,” “might,” “should,” “could,” “would,” “will” or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions.

Any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, and discussed elsewhere in this prospectus and each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

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ABOUT KLX ENERGY SERVICES HOLDINGS, INC.

KLXE is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells in over 60 service and support facilities located throughout the United States. The Company offers a complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. KLXE’s primary services include coiled tubing, directional drilling, hydraulic fracturing rentals, fishing, pressure control, wireline, rig-assisted snubbing, fluid pumping, flowback, testing and well control services. KLXE’s primary rentals and products include hydraulic fracturing stacks, blow out preventers, tubulars, downhole tools, dissolvable plugs, composite plugs and accommodation units.

We were incorporated in Delaware on June 28, 2018. On September 14, 2018, we completed our spin-off from KLX Inc. and became an independent, publicly-traded company. Our principal executive offices are located at 3040 Post Oak Boulevard, 15th Floor, Houston, Texas 77056, and our telephone number is (832) 844-1015. Our website address is www.klx.com. The information on our website is not part of this prospectus.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation (the “Certificate”), and our fourth amended and restated bylaws (the “Bylaws”).

Authorized Capital Stock

Under the Certificate, our authorized capital stock consists of 110 million shares of common stock, par value $0.01 per share, and 11 million shares of preferred stock, par value $0.01 per share (“preferred stock”).

Common Stock

As of April 30, 2026, there were 19,911,759 shares of common stock outstanding.

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of the Company’s funds legally available when, as and if declared by the board of directors of the Company (the “Board”).

Voting Rights. Each holder of common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. The Certificate does not provide for cumulative voting in the election of directors.

Liquidation. If the Company liquidates, dissolves or winds up its affairs, holders of common stock are entitled to share proportionately in the assets of the Company available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of preferred stock.

Other Rights. All of the outstanding shares of common stock are fully paid and nonassessable. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the Certificate and subject to the limitations prescribed by law, the Board may issue preferred stock in one or more series and may establish from time to time the number of shares to be included in such series and may fix the designation, the voting powers, if any, and preferences and relative participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. See “— Anti-Takeover Effects of Provisions of the Certificate and Bylaws.”

When and if the Company issues any shares of preferred stock, the Board will establish the number of shares and designation of such series and the voting powers, if any, and preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, for the particular series of preferred stock.

Anti-Takeover Effects of Provisions of the Certificate and Bylaws

The Certificate and Bylaws contain, and Delaware statutory law contains, provisions that could make acquisition of the Company by means of a tender offer, a proxy contest or otherwise more difficult. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of increased protection of its ability to negotiate with the

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proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description set forth below is only a summary and is qualified in its entirety by reference to the Certificate and the Bylaws.

Classified Board of Directors. The Certificate provides for the Board to be classified, which consists of three classes of directors. Directors of each class are elected for three-year terms, and each year the Company’s stockholders elect one class of the Company’s directors, with a term expiring at the third annual meeting of stockholders following the annual meeting at which such directors were elected. Under this classified Board structure, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Number of Directors; Filling Vacancies; Removal. The Certificate and Bylaws provide that the Company’s business and affairs will be managed by or under the direction of the Board. The Certificate and Bylaws provide that the Board will consist of not less than three nor more than nine members, with the exact number of directors within these limits to be fixed exclusively by the Board. In addition, the Certificate provides that any Board vacancy, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by the sole remaining director. Delaware statutory law provides that, if a Delaware corporation has a classified board, unless the certificate of incorporation provides otherwise, its directors may only be removed for cause. The Certificate provides that any director, or the entire Board, may be removed from office at any time, only for cause in accordance with Delaware law, by the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the outstanding shares of the Company’s capital stock entitled to vote in any annual election of directors, voting as a single class. These provisions may prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings. The Certificate and Bylaws provide that special meetings of the stockholders may only be called by the Board or certain officers of the Company. These provisions will make it more difficult for stockholders to take an action opposed by the Board.

No Stockholder Action by Written Consent Unless Approved by the Board. The Certificate and Bylaws require that all actions to be taken by stockholders must be taken at a duly called annual or special meeting, and stockholders will not be permitted to act by written consent unless both the action and the taking of the action by written consent are approved in advance by the Board. These provisions may make it more difficult for stockholders to take an action opposed by the Board.

Amendments to the Certificate. The Certificate provides that the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the then-outstanding shares of common stock entitled to vote, voting as a single class, is required to amend or repeal, or adopt any provision inconsistent with certain provisions in the Certificate, including those provisions providing for a classified board, provisions regarding the filling of vacancies on the Board, provisions providing for the removal of directors, provisions regarding the calling of special meetings, provisions regarding stockholder action by written consent and provisions regarding amendment of the Certificate. These provisions may make it more difficult for stockholders to make changes to the Certificate.

Amendments to the Bylaws. The Certificate provides that the Board has the power to adopt, amend or repeal the Bylaws. Any such adoption, amendment or repeal of the Bylaws by the Board shall require approval of a majority of the entire Board. The Certificate provides that, notwithstanding any other provision of the Certificate, the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the then-outstanding shares of common stock entitled to vote, voting as a single class, is required for the Company’s stockholders to amend or repeal, or adopt any provisions in the Bylaws. These provisions may make it more difficult for stockholders to make changes to the Bylaws that are opposed by the Board.

5

Requirements for Advance Notification of Stockholder Nomination and Proposals. Under the Bylaws, stockholders of record may nominate persons for election to the Board or bring other business constituting a proper matter for stockholder action at annual meetings only by providing proper notice to the Company secretary. Proper notice must be generally received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (or, in some cases, prior to the tenth day following the announcement of the meeting) and must include, among other information, the name and address of the stockholder giving the notice, certain information relating to each person whom such stockholder proposes to nominate for election as a director and a brief description of any business such stockholder proposes to bring before the meeting. Nothing in the Bylaws may be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Contests for the election of directors or the consideration of stockholder proposals will be precluded if the proper procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposals.

Exclusive Forum Selection. The Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of our company, any action asserting a claim of breach of a fiduciary duty owed by any our directors, officers, employees or agents to our company or our stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the Certificate or our Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for intra-corporate disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL generally provides that, subject to certain specified exceptions, a corporation will not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless (1) before that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (3) on or after such time, both the board of directors of the corporation and at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder approves the business combination. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

Section 203 of the DGCL generally defines a “business combination” to include (1) mergers and sales or other dispositions of 10% or more of the corporation’s assets with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions that would increase the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. A corporation may elect not to be governed by the restrictions on business combination under Section 203 by adopting provisions of its certificate of incorporation or bylaws in accordance with Section 203.

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Neither the Certificate nor the Bylaws exclude the Company from the restrictions imposed under Section 203 of the DGCL. Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Board as the restrictions on business combinations will apply unless the Board approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company.

Listing

Our common stock is listed on Nasdaq under the ticker symbol “KLXE.”

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SELLING STOCKHOLDERS

On March 7, 2025, we and certain of our subsidiaries party thereto entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain holders (the “Investors”) of our then-existing 11.500% senior secured notes due 2025, pursuant to which the Company agreed to issue and sell to the Investors (a) approximately $232.2 million in aggregate principal amount of Senior Secured Floating Rate Cash / PIK Notes due 2030 (the “2030 Senior Notes”) and (b) the Warrants, entitling the holders thereof to purchase, in the aggregate, up to 2,373,187 shares of the Company’s common stock at an exercise price of $0.01 per share, subject to adjustment, in exchange for (i) approximately $78.4 million in aggregate cash consideration and (ii) approximately $143.6 million aggregate principal amount of our then-existing 11.50% senior secured notes due 2025, which were cancelled by the Company upon receipt thereof (collectively, the “Refinancing”). The Warrants issued in connection with the Refinancing were exercisable immediately, and in lieu of exercising such Warrants, the holders thereof may convert their Warrants, in whole or in part, into the number of Warrant Shares pursuant to the terms of the Warrants prior to the expiration date. The Warrants issued in connection with the Refinancing expire on March 12, 2030, five years from the date of issuance. Such Warrants were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction not involving any public offering.

On March 6, 2026, we entered into an amendment to the indenture governing the 2030 Senior Notes (the “First Amendment”) to provide financial covenant relief in the form of (i) extending the period for which the maximum total net leverage ratio covenant is tested at 4.50 to 1.0 through and including the testing period ending March 31, 2027, stepping down to 3.50 to 1.0 for the testing periods ending June 30, 2027 through and including March 31, 2028, to 3.00 to 1.0 for the testing periods ending June 30, 2028 through and including March 31, 2029, and to 2.50 to 1.0 for the testing periods ending June 30, 2029 and thereafter, (ii) a temporary holiday to exclude capital lease obligations as indebtedness for the purposes of determining compliance with the maximum total net leverage ratio covenant for the testing periods ending December 31, 2025 through and including March 31, 2027 and (iii) clarifying that proceeds from our ATM offering program may be applied as an equity cure. The First Amendment also establishes additional debt and lien baskets to permit the issuance of letters of credit by third parties for the Company’s account in favor of insurers in connection with a $6.7 million substitute insurance collateral facility. In connection with our entry into the First Amendment, on March 6, 2026 and March 11, 2026, we issued Warrants to the Investors, based on their pro rata ownership of principal amount of the 2030 Senior Notes, providing for the purchase of up to 803,712 shares of our common stock at an exercise price of $0.01 per share, subject to adjustment. The Warrants issued in connection with entry in the First Amendment expire on March 6, 2031 and March 11, 2031, five years from their respective date of issuance. Such Warrants were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction not involving any public offering.

This prospectus covers the public resale of the shares of common stock issued or issuable to the selling stockholders upon exercise of the Warrants, which we refer to collectively herein as the “Warrant Shares”. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the Warrant Shares owned by them, but make no representation that any of the Warrant Shares will be offered for sale. As may be updated in our most recent Annual Report on Form 10-K, including any proxy statement incorporated into such Annual Report, none of the selling stockholders is a director, officer or employee of ours or an affiliate of such person. The table below presents information regarding the selling stockholders and the Warrant Shares that each selling stockholder may offer and sell from time to time under this prospectus. The term “selling stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.

The following table sets forth:

•	the name of each selling stockholder;

•	the number of Warrant Shares beneficially owned by each selling stockholder prior to the sale of the Warrant Shares covered by this prospectus;

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•	the number of Warrant Shares that may be offered by each selling stockholder pursuant to this prospectus;

•	the number of Warrant Shares to be beneficially owned by each selling stockholder following the sale of any Warrant Shares covered by this prospectus; and

•	the percentage of shares of common stock owned by each selling stockholder following the sale of any Warrant Shares covered by this prospectus.

All information with respect to common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of May 4, 2026. Based on information supplied by the selling stockholders, except as may otherwise be indicated in the footnotes to the table below, each selling stockholders has sole voting and dispositive power with respect to the common stock reported as owned by them. However, the Warrants do not entitle the selling stockholders to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof.

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Because the selling stockholders identified in the table may sell some or all of the Warrant Shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Warrant Shares, no estimate can be given as to the number of Warrant Shares available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the Warrant Shares beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our common stock that they may presently own. The percent of beneficial ownership for the selling stockholders is based on 19,911,759 shares of common stock outstanding as of April 30, 2026.

	Shares of Common Stock Owned Prior to this Offering		Maximum Number of Warrant Shares to be Sold Pursuant to this Prospectus	Shares of Common Stock Owned After Sale Pursuant to this Prospectus
Selling Stockholders	Number	Percent		Number	Percent
Cross Ocean
Cross Ocean Global SIF (A) S.a r.l.(1)	89,876	*	89,876	—	—
Cross Ocean Global SIF (H) S.a.r.l.(2)	116,664	*	116,664	—	—
Cross Ocean SIF ESS (K) S.a r.l(3)	85,172	*	85,172	—	—
Cross Ocean GSS Master Fund LP(4)	224,773	1.1%	224,773	—	—
Cross Ocean USSS Master Fund II (A) LP(5)	88,439	*	88,439	—	—
Whitebox		*
Whitebox GT Fund, LP(6)	38,759		38,759	—	—
Whitebox Multi-Strategy Partners, LP(7)	370,386	1.9%	370,386	—	—
Whitebox Relative Value Partners, LP(8)	281,023	1.4%	281,023	—	—
Algebris UCITS Funds plc – Algebris Global Credit Opportunities Fund(9)	204,444	1.0%	204,444	—	—
Amzak Capital Management LLC(10)	64,449	*	64,449	—	—
Fidelity
Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund(11)	56,237	*	56,237	—	—
Fidelity American High Yield Fund(11)	67,057	*	67,057	—	—
Fidelity American High Yield Multi-Asset Base Fund(11)	5,440	*	5,440	—	—
Fidelity Central Investment Portfolios LLC: Fidelity High Income Central Fund(11)	65,651	*	65,651	—	—
Fidelity U.S. High Yield Institutional Trust(11)	5,257	*	5,257	—	—
Concise
Concise Short Term High Yield Master Fund, SPC(12)	35,788	*	35,788	—	—
Cardinal Insurance, LLC(12)	132	*	132	—	—
Mercer QIF Fund PLC – Mercer Investment Fund 1(12)	91,284	*	91,284	—	—
Restoration Risk Retention Group, Inc.(12)	1,321	*	1,321	—	—
Concise Short Term High Yield Fund(12)	29,106	*	29,106	—	—
Meteora
Boothbay Absolute Return Strategies, LP(13)	28,747	*	28,747	—	—
Meteora Select Trading Opportunities Master, LP(14)	7,187	*	7,187	—	—

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	Shares of Common Stock Owned Prior to this Offering		Maximum Number of Warrant Shares to be Sold Pursuant to this Prospectus	Shares of Common Stock Owned After Sale Pursuant to this Prospectus
Selling Stockholders	Number	Percent		Number	Percent
ALDASCO Florida Associates, LLC(15)	110,525	*	110,525	—	—
Deans Knight
DK Strategic Yield Master Fund Limited Partnership(16)	15,333	*	15,333	—	—
Deans Knight Income Fund(17)	30,667	*	30,667	—	—
Newport Global Advisors LP(18)	48,355	*	48,355	—	—

Windermere Investment Corporation(19)	13,815	*	13,815	—	—

Total	2,175,887	10.93%	2,175,887	—	—

*	Denotes less than 1% of the shares of common stock outstanding.
(1)

Cross Ocean Global SIF (A) S.a r.l. is a Luxembourg private limited liability company (société à responsabilité limitée), and it is managed by Cross Ocean Adviser LLP, its investment manager. The address of Cross Ocean Global SIF (A) S.a r.l. is 7 Avenue Gaston Diderich, L-1420 Luxembourg.

(2)

Cross Ocean Global SIF (H) S.a.r.l. is a Luxembourg private limited liability company (société à responsabilité limitée), and it is managed by Cross Ocean Adviser LLP, its investment manager. The address of Cross Ocean Global SIF (H) S.a.r.l. is 7 Avenue Gaston Diderich, L-1420 Luxembourg.

(3)

Cross Ocean SIF ESS (K) S.a r.l is a Luxembourg private limited liability company (société à responsabilité limitée), and it is managed by Cross Ocean Advisors LLP, its investment manager. The address of Cross Ocean SIF ESS (K) S.a r.l is 7 Avenue Gaston Diderich, L-1420 Luxembourg.

(4)

Cross Ocean GSS Master Fund LP is a Cayman Islands limited partnership, and it is managed by Cross Ocean Partners Management LP, its investment manager. The address of Cross Ocean GSS Master Fund LP is c/o Azimuth Governance Limited, P. O. Box 490, George Town, Grand Cayman, KY1-1106, Cayman Islands.

(5)

Cross Ocean USSS Master Fund II (A) LP is a Cayman Islands limited partnership, and it is managed by Cross Ocean Partners Management LP, its investment manager. The address of Cross Ocean USSS Master Fund II (A) LP is c/o Azimuth Governance Limited, P. O. Box 490, George Town, Grand Cayman, KY1-1106, Cayman Islands.

(6)

Whitebox Advisors LLC (“WBA”) is the investment manager of Whitebox GT Fund, LP (the “Fund”) and may be deemed to have shared voting and dispositive power over the securities held by the Fund. WBA is managed by a committee of members including Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, and Paul Roos, who may also be deemed to share such power. Each of WBA, Blue Owl GP Stakes II (A), LP, and the aforementioned individuals disclaims beneficial ownership of these securities, except to the extent of their respective pecuniary interest therein. The business address of WBA and the Fund is 3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416.

(7)

Whitebox Advisors LLC (“WBA”) is the investment manager of Whitebox Multi-Strategy Partners, L.P. (the “Fund”) and may be deemed to have shared voting and dispositive power over the securities held by the Fund. WBA is managed by a committee of members including Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, and Paul Roos, who may also be deemed to share such power. Each of WBA, Blue Owl GP Stakes II (A), LP, and the aforementioned individuals disclaims beneficial ownership of these securities, except to the extent of their respective pecuniary interest therein. The business address of WBA and the Fund is 3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416.

(8)

Whitebox Advisors LLC (“WBA”) is the investment manager of Whitebox Relative Value Partners, L.P. (the “Fund”) and may be deemed to have shared voting and dispositive power over the securities held by the Fund. WBA is managed by a committee of members including Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, and Paul Roos, who may also be deemed to share such power. Each of WBA, Blue Owl GP

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Stakes II (A), LP, and the aforementioned individuals disclaims beneficial ownership of these securities, except to the extent of their respective pecuniary interest therein. The business address of WBA and the Fund is 3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416.
(9)

Algebris UCITS Funds plc – Algebris Global Credit Opportunities Fund is an open-ended investment company with variable capital, and each sub-fund is segregated with respect to any other sub-funds. Algebris UCITS Funds plc – Algebris Global Credit Opportunities Fund is managed by Algebris (UK) Limited, which is an investment manager, and Algebris Investments (US) Inc., which is a sub-investment manager. Algebris (UK) Limited and Algebris Investments (US) Inc. are wholly owned subsidiaries of Algebris Investments Group Ltd. Davide Serra, the indirect holder of an 90.25% shareholding and 100% of the voting rights of Algebris Investments Group Ltd., may be deemed to beneficially own the securities held by Algebris Investments Group Ltd. The address of Algebris UCITS Funds plc – Algebris Global Credit Opportunities Fund is c/o Algebris (UK) Limited, First Floor, 11 Waterloo Place, SW1Y 4AU, London, UK.

(10)

Michael Kazma, as the President and the Chief Executive Officer of Amzak Capital Management LLC, has the sole voting and dispositive power over the Warrant Shares held of record by Amzak Capital Management LLC. The address of Amzak Capital Management LLC is 980 N Federal Highway, Suite 315, Boca Raton, FL 33432.

(11)

The Warrant Shares held by Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund, Fidelity American High Yield Fund, Fidelity American High Yield Multi-Asset Base Fund, Fidelity Central Investment Portfolios LLC: Fidelity High Income Central Fund and Fidelity U.S. High Yield Institutional Trust are or will be beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(12)

Each of Concise Short Term High Yield Master Fund, SPC, Cardinal Insurance, LLC, Mercer QIF Fund PLC – Mercer Investment Fund 1, Restoration Risk Retention Group, Inc. and Concise Short Term High Yield Fund is managed by Concise Capital Management. Thomas Krasner is the portfolio manager of Concise Capital Management and therefore may be deemed to beneficially own the securities held by Concise Capital Management. The address of each of Concise Short Term High Yield Master Fund, SPC, Cardinal Insurance, LLC, Mercer QIF Fund PLC – Mercer Investment Fund 1, Restoration Risk Retention Group, Inc. and Concise Short Term High Yield Fund is c/o Concise Capital Management, 777 Brickell Ave, Suite 630, Miami, FL 33131.

(13)

Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“Boothbay”), is managed by Meteora Capital, LLC (“Meteora”). Meteora, in its capacity as the investment manager of Boothbay with respect to the investment in the Warrant Shares, has the power to vote and the power to direct the disposition of all securities held by Boothbay with respect to the investment in the Warrant Shares. Vikas Mittal is the Managing Member of Meteora. Each of Boothbay, Meteora and Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of Boothbay is 16th Floor, 140 E 45th Street, New York NY 10017.

(14)

Mr. Mittal may be deemed to have sole voting and dispositive power with respect to the Warrant Shares held by Meteora Select Trading Opportunities Master, LP. Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of Meteora Select Trading Opportunities Master, LP is 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106.

(15)

ALDASCO Florida Associates, LLC is a limited liability company for private family investment, and it is managed by David L. Cohen. Therefore, Mr. Cohen may be deemed to beneficially own the securities held by ALDASCO Florida Associates, LLC. The address of ALDASCO Florida Associates, LLC is 338 South Beach Road, Juniper, FL 33458.

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(16)

DK Strategic Yield Master Fund Limited Partnership is managed by Deans Knight Capital Management Ltd. Dillon Cameron is the President and portfolio manager responsible for the Deans Knight Income strategies at Deans Knight Capital Management Ltd. and therefore may be deemed to beneficially own the securities held by Deans Knight Capital Management Ltd. Mr. Cameron (other than to the extent he directly holds securities reported herein) disclaims beneficial ownership of the securities held by Deans Knight Capital Management Ltd., except to the extent of Mr. Cameron’s pecuniary interest therein. The address of DK Strategic Yield Master Fund Limited Partnership is c/o Deans Knight Capital Management Ltd., 999 West Hastings Street, Suite 1500, Vancouver BC V6C 2W2, Canada.

(17)

Deans Knight Income Fund is managed by Deans Knight Capital Management Ltd. Dillon Cameron is the President and portfolio manager responsible for the Deans Knight Income strategies at Deans Knight Capital Management Ltd. and therefore may be deemed to beneficially own the securities held by Deans Knight Capital Management Ltd. Mr. Cameron (other than to the extent he directly holds securities reported herein) disclaims beneficial ownership of the securities held by Deans Knight Capital Management Ltd., except to the extent of Mr. Cameron’s pecuniary interest therein. The address of Deans Knight Income Fund is c/o Deans Knight Capital Management Ltd., 999 West Hastings Street, Suite 1500, Vancouver BC V6C 2W2, Canada.

(18)

The Warrant Shares are held by Newport Global Credit Fund (Master) LP and Chicago Title Insurance Company in the number of 6,908 and 41,447, respectively. Each of Newport Global Credit Fund (Master) LP and Chicago Title Insurance Company is managed by Newport Global Advisors LP. Timothy Janszen and Ryan Langdon, given their relationship with Newport Global Advisors LP, have the sole voting and dispositive power over the Warrant Shares held of record by Newport Global Advisors LP. The address of Newport Global Advisors LP is 9006 Forest Crossing, Suite D, The Woodlands, TX 77381.

(19)

Dr. George Myhal, as the President and the Chief Executive Officer of Windermere Investment Corporation, has the sole voting and dispositive power over the Warrant Shares held of record by Windermere Investment Corporation. The address of Windermere Investment Corporation is 5450 Explorer Drive, Suite 504, Mississauga, Ontario L4W 5N1, Canada.

Warrant Agreements

Pursuant to the Warrant Agreements, the selling stockholders have certain rights briefly outlined below, upon the terms and subject to the conditions set forth therein.

Registration Rights. Subject to certain limitations, the Company agreed to file, within 90 calendar days following the respective issue date of the Warrants, file with the SEC a shelf registration statement registering the resale of the Warrant Shares on a delayed and continuous basis, and the Company to use commercially reasonable efforts to have the registration statement declared effective as soon as reasonably practicable thereafter and maintain the effectiveness of the registration statement until the earlier of such time as (a) all of the Warrant Shares have been sold thereunder and (b) all of the Warrant Shares are eligible for resale without restriction and without the need for current public information pursuant to Rule 144(b) under the Securities Act. Pursuant to Rule 429 under the Securities Act, this prospectus is a combined prospectus relating to the Warrant Shares issued in connection with the Refinancing (for which the Company previously filed a registration statement on Form S-3 (No. 333-287774) on June 4, 2025, and which was declared effective on June 16, 2025) and the Warrant Shares issued in connection with the First Amendment.

Conditions and Limitations. The registration rights outlined above are subject to conditions and limitations, including our right to delay or withdraw a registration statement under specified circumstances.

Expenses and Indemnification. Subject to certain limitations, in connection with any registration effected pursuant to the terms of the Warrant Agreements, we are required to pay for all of the fees and expenses incurred in connection with such registration, including, without limitation, registration fees, qualification and filing fees and printing expenses. However, the underwriting discounts and selling commissions payable in respect of the securities included in any registration are to be paid by the selling stockholders including such securities in any

13

such registration on a pro rata basis. We have also agreed to indemnify the holders of the securities and each of their respective directors, officers, employees and agents, and each person who controls (within the meaning of the Securities Act or the Exchange Act) the holder of the securities and each affiliate (within the meaning of Rule 405 under the Securities Act) of the holder of the securities against all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus included in any registration statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in the shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The term “selling stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholders may sell their shares of common stock from time to time at the prevailing market price or in privately negotiated transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	on the Nasdaq, in the over-the-counter market or on any other securities exchange on which our common stock is listed or traded;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	distributions to equity holders;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may sell the shares at fixed prices, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the Nasdaq or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters

15

and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of their shares, including liabilities arising under the Securities Act. Under the Warrant Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act. Under the Warrant Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock. All other expenses of issuance and distribution will be borne by the selling stockholders.

The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We cannot assure you that the selling stockholders will sell all or any portion of our common stock offered hereby.

Under the Warrant Agreement entered into with the selling stockholders, we agreed to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part continuously effective under the Securities Act until the earlier of such time as (a) all of the Warrant Shares have been sold under this registration statement and (b) all of the Warrant Shares are eligible for resale without restriction and without the need for current public information pursuant to Rule 144(b) under the Securities Act.

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LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The financial statements of KLX Energy Services Holdings, Inc. incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$10,098.50
FINRA filing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law.

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such persons are or were a director, officer, employee or agent of such corporation, or are or were serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer, except for liability for any:

•	transaction from which the director or the officer derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s Charter Documents.

KLXE’s amended and restated certificate of incorporation (the “Certificate”) currently provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to KLXE or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding this provision, pursuant to Section 102(b)(7) of the DGCL, no such provision may exculpate a director from liability (1) for any breach of the director’s duty of loyalty to KLXE or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions) or (4) for any transaction from which the director derives an improper personal benefit.

While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, the Certificate has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions of the Certificate described above currently apply to an officer of KLXE only if he or she is a director of KLXE and is acting in his or her capacity as director and do not apply to officers of KLXE who are not directors.

The Certificate requires the Company to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or an officer of KLXE or, while serving as a director or officer of KLXE, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized by the DGCL, as it exists or may be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of such person) actually and reasonably incurred in connection with such service (provided that, in the case of a proceeding initiated by such person, KLXE will only indemnify such person if the proceeding was specifically authorized by the Board). This right of indemnity includes, with certain limitations and exceptions, a right to be paid by KLXE the expenses incurred in defending such proceedings. KLXE is authorized under the Certificate to carry directors’ and officers’ insurance protecting KLXE, any director, officer, employee or agent of the Company’s or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not KLXE would have the power to indemnify the person under the DGCL. The Certificate also permits the Company’s Board to indemnify or advance expenses to any of its employees or agents to the fullest extent permitted with respect to its directors and officers in the Company’s Certificate.

Additional Information.

KLXE also maintains directors’ and officers’ liability insurance.

KLXE may enter into one or more underwriting agreements which provide that the underwriters will be obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of KLX Energy Services Holdings, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of KLX Energy Services Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on September 8, 2020, File No. 001-38609).

3.2	Fourth Amended and Restated Bylaws of KLX Energy Services Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on September 9, 2021, File No. 001-38609).

4.1	Description of Securities Registered Pursuant to Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the SEC on April 28, 2021, File No. 001-38609).

4.2	Form of Warrant Agreement for 2025 Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on March 12, 2025, File No. 001-38609).

4.3	Form of Warrant Agreement for 2026 Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q, filed on May 13, 2026, File No. 001-38609).

4.4**	Form of Indenture related to Debt Securities.

4.5*	Form of Debt Securities.

4.6*	Form of Preferred Stock Designations.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Unit Agreement.

4.10*	Form of Rights Agreement.

4.11*	Form of Rights Certificate.

5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

10.1	Securities Purchase Agreement, dated as of March 7, 2025, by and among KLX Energy Services Holdings, Inc., the subsidiary guarantors party thereto, and the holders of Existing Notes party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on March 7, 2025, File No. 001-38609).

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature pages of this registration statement).

25.1*	Form of T-1 Statement of Eligibility respecting the Indenture.

107**	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of KLX Energy Services Holdings, Inc.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2026.

KLX ENERGY SERVICES HOLDINGS, INC.

By:	/s/ Christopher J. Baker
Christopher J. Baker
President, Chief Executive Officer and Director

Each person whose signature appears below appoints Christopher J. Baker and Max L. Bouthillette, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of May 14, 2026.

Name	Title

/s/ Christopher J. Baker Christopher J. Baker	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Geoffrey C. Stanford Geoffrey C. Stanford	Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)

/s/ John T. Whates John T. Whates	Director and Chairman of the Audit committee

/s/ Gunnar Eliassen Gunnar Eliassen	Director and Chairman of the Nominating and Corporate Governance Committee

/s/ Corbin J. Robertson, Jr. Corbin J. Robertson, Jr.	Chairman of the Board of Directors

/s/ John T. Collins John T. Collins	Director

Name	Title

/s/ Danielle E. Hunter Danielle E. Hunter	Director and Chairman of the Compensation Committee

/s/ Thomas P. McCaffrey Thomas P. McCaffrey	Director